As filed with the Securities and Exchange Commission on February 13, 2009

Registration No. 333-157103

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cadence Financial Corporation

(Exact name of registrant as specified in its charter)

Mississippi	64-0694775
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

301 East Main Street

Starkville, Mississippi 39759

(662) 323-1341

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lewis F. Mallory, Jr.

Chairman and Chief Executive Officer

Cadence Financial Corporation

301 East Main Street

Starkville, Mississippi 39759

(662) 323-1341

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark L. Jones

Porter & Hedges, L.L.P.

1000 Main Street, 36th Floor

Houston, Texas 77002

Telephone: (713) 226-6639

Telecopy: (713) 226-6239

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement to General Instructions I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “accelerated filer”, “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐    Accelerated filer  ☒    Non-accelerated filer  ☐    Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Primary Offering(1):
Debt Securities(3)	(4)	(4)	(4)	(4)
Common Stock, par value $1.00 per share	(4)	(4)	(4)	(4)
Preferred Stock, par value $10.00 per share	(4)	(4)	(4)	(4)
Warrants	(4)	(4)	(4)	(4)
Total for Primary Offering			$150,000,000	$5,895
Secondary Offering:
Common Stock Purchase Warrant	1	—	—	— (5)
Common Stock, par value $1.00 per share	1,145,833 shares(6)	$5.76(7)	$6,600,000(7)	$260
Total:			$156,600,000	$6,155(8)

(1)	With respect to the primary offering, the securities registered consist of $150,000,000 of an indeterminate number or amount of Debt Securities, Common Stock, Preferred Stock, Warrants, and Guarantees, as may be issued from time to time at indeterminate prices. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $150,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. This registration statement also covers an indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder.
(2)	With respect to the primary offering, the proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act. With respect to the secondary offering, it was calculated in accordance with Rule 457(a) under the Securities Act.
(3)	If any Debt Securities are issued at an original issue discount, then the offering price of the Debt Securities shall be in such amount as shall result in an aggregate initial offering price not to exceed $150,000,000 less the offering price of any security previously issued hereunder.
(4)	Not required to be included in accordance with General Instruction II.D. of Form S-3.
(5)	Pursuant to Rule 457(g) under the Securities Act, no registration fee is required for the warrants since the 1,145,833 shares of common stock underlying the warrant are included in the common stock being registered hereby.
(6)	The number of shares indicated reflects shares underlying the warrants held by the selling securityholder on the date hereof, which shares may be resold by the selling securityholder. Pursuant to Rule 416 under the Securities Act, there are also being registered hereby such additional indeterminate number of shares as may become issuable pursuant to the antidilution provisions of the warrant.
(7)	Calculated in accordance with Rule 457(i) under the Securities Act based on the per share exercise price of the warrant.
(8)	In connection with the Company’s initial filing on February 4, 2009, the Company transmitted $7,884 by wire transfer to the SEC. As such, no additional registration fee is required to be paid at this time.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement consists of two prospectuses, covering the registration of:

(i)	Common stock, debt securities, preferred stock and warrants of Cadence Financial Corporation.

(ii)	A warrant and the shares of common stock underlying the warrant that may be sold in one or more secondary offerings by one of Cadence Financial Corporation’s shareholders.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 13, 2009

PROSPECTUS

CADENCE FINANCIAL CORPORATION

$150,000,000

Debt Securities

Common Stock

Preferred Stock

Warrants

We may offer from time to time debt securities, shares of our common stock, shares of our preferred stock, and warrants.

The aggregate initial offering price of the securities that we offer will not exceed $150,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.

Our common stock is quoted on The Nasdaq Stock Market under the symbol “CADE.” The last reported sale price of our common stock on February 12, 2009 was $4.70 per share.

We will provide the specific terms of the offering in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see the “Plan of Distribution” section of this prospectus. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

Investing in our securities involves significant risks that are described in the “Risk Factors ” section beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission under a “shelf” registration process. This prospectus provides you with a general description of the offered securities. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

PROSPECTUS SUMMARY

General

Cadence Financial Corporation is a financial holding company organized under the laws of the State of Mississippi. Its assets consist primarily of its investment in Cadence Bank, N.A., a national banking corporation, or Cadence Bank, and its primary activities are conducted through Cadence Bank. As used in this prospectus, the terms “we,” “us,” and “our” mean Cadence Financial Corporation, a Mississippi corporation, and its subsidiaries (including Cadence Bank) and predecessors, unless the context indicates otherwise. We are engaged in general banking business and activities closely related to banking, as permitted by the banking laws and regulations of the United States. We provide a complete line of wholesale and retail financial services, including mortgage loans, investment services, insurance brokerage and trusts. Our customer base is well diversified and consists of business, agriculture, government, education and individual accounts in the states of Alabama, Florida, Georgia, Mississippi and Tennessee. Profitability and growth have been consistent throughout much of our history. To maintain such growth and profitability, given a relatively slow economy and low loan demand in our core Mississippi market area , we began to expand into higher growth markets in 2004. In 2004, we acquired Enterprise Bancshares in Tennessee, and in 2006, we acquired SunCoast Bank in Florida and Seasons Bank in Georgia. In 2007, we continued expanding by opening branches in such higher growth markets. We are the largest commercial bank domiciled in the north central “Golden Triangle” area of Mississippi. In Mississippi, a total of nineteen banking facilities and an operations/administration center serve the communities of Aberdeen, Amory, Brooksville, Columbus, Hamilton, Maben, New Hope, Philadelphia, West Point and Starkville. This area extends into six Mississippi counties with a radius of approximately 65 miles from our main office in Starkville. We also serve the Tuscaloosa and Hoover, Alabama areas with seven banking facilities. Our newest branch was opened in the Hoover area on January 22, 2008. We have five banking facilities and an operations/administration center in the Memphis, Tennessee area, and two banking facilities in the Brentwood and Franklin, Tennessee areas. We have three banking facilities in Sarasota and Bradenton, Florida. We have two banking facilities in Blairsville and Blue Ridge, Georgia.

Our principal executive offices are located at 301 East Main Street, Starkville, Mississippi 39759 and our telephone number is (662) 323-1341.

Recent Developments

On January 9, 2009, we completed a $44 million capital raise as a participant in the U.S. Department of the Treasury’s Troubled Assets Relief Program, or the TARP, Capital Purchase Program. In conjunction with our participation in the TARP Capital Purchase Program, we and the U.S. Treasury entered into a Letter Agreement, and a Securities Purchase Agreement—Standard Terms, which were incorporated therein, or, collectively, the Purchase Agreement. Pursuant to the Purchase Agreement, we issued to the U.S. Treasury (i) 44,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $10.00 per share, with a liquidation preference of $1,000 per share, or the Series A Preferred Stock, and (ii) a warrant, or the Warrant, to purchase 1,145,833 shares of its common stock, par value $1.00 per share, at an exercise price of $5.76 per share, subject to certain anti-dilution and other adjustments, for an aggregate purchase price of $44 million.

The Series A Preferred Stock will pay cumulative dividends at a rate of 5% per annum for the first five years and 9% per annum thereafter, in each case, applied to the liquidation preference thereof, but will only be paid when, as and if declared by our board of directors out of funds legally available therefor. Prior to January 9, 2012, unless we have redeemed the Series A Preferred Stock, or the U.S. Treasury has transferred the Series A Preferred Stock to a third party, the consent of the U.S. Treasury will be required for us to increase our common stock dividends above a certain amount or to repurchase our common stock or other equity or capital securities other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement. The $44 million of Series A Preferred Stock issued by us under the TARP Capital Purchase Program will qualify as Tier 1 capital.

RISK FACTORS

Before you invest in our securities, in addition to the other information, documents or reports included or incorporated by reference in this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as our most recent Annual Report on Form 10-K, and in our Quarterly Reports on Form 10-Q filed subsequent to the Annual Report on Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission, or the SEC, in the future. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement. You should refer to the registration statement and its related exhibits and schedules for further information about our company and the securities offered in this prospectus. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of that document filed as an exhibit to the registration statement or otherwise filed with the SEC, and each such statement is qualified by this reference. The registration statement and its exhibits and schedules are on file at the offices of the SEC and may be inspected without charge.

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information we file with the SEC automatically will update and supersede this information. We incorporate by reference the documents listed below:

•	our annual report on Form 10-K for the year ended December 31, 2007;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;

•	our current reports on Form 8-K filed on January 2, January 24, April 21, May 1, July 22, July 23, August 21, October 29, December 11, December 19 of 2008 and January 14 and January 29 of 2009; and

•

the description of our common stock contained in our registration statement on Form 8-A filed on December 26, 2006 and including any other amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, which we will provide to you at no cost, by writing or telephoning us at the following address and telephone number:

Cadence Financial Corporation

301 East Main Street

Starkville, Mississippi 39759

(662) 323-1341

Attention: Investor Relations

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, excluding any information in those documents that are deemed by the rules of the SEC to be furnished but not filed, after the date of this filing and before the termination of this offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

FORWARD-LOOKING STATEMENTS

Certain information included in this prospectus, other reports filed by us under the Exchange Act and any other written or oral statement by or on our behalf contain forward-looking statements and information that are based on management’s beliefs, expectations and conclusions, drawn from certain assumptions and information currently available. The Private Securities Litigation Act of 1995 encourages the disclosure of forward-looking information by management by providing a safe harbor for such information. This discussion includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although we believe that the expectations and conclusions reflected in such forward-looking statements are reasonable, such forward-looking statements are based on numerous assumptions (some of which may prove to be incorrect) and are subject to risks and uncertainties, which could cause the actual results to differ materially from our expectations. The words “anticipate,” “believe,” “estimate,” “expect,” “objective,” “project,” “forecast,” “goal” and similar expressions contained in the reports and statements referenced above are intended to identify forward-looking statements.

In addition to any assumptions and other factors referred to specifically in connection with forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statements include, among others, increased competition, regulatory factors, economic conditions, changing interest rates, changing market conditions, availability or cost of capital, changes in accounting standards and practices, employee workforce factors, ability to achieve cost savings and enhance revenues, the assimilation of acquired operations and establishing credit practices and efficiencies therein, acts of war or acts of terrorism or geopolitical instability and other effects of legal and administrative proceedings, changes in federal, state or local laws and regulations and other factors identified and described in “Risk Factors” and other sections of this prospectus and in the other documents we have filed with the SEC and that are incorporated herein by reference, including “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our annual report on Form 10-K for the fiscal year ended December 31, 2007, in “Risk Factors” in our quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2008, and that may be discussed from time to time in other reports filed with the SEC subsequent to the registration statement of which this prospectus is a part. Readers are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of us. You should read these forward-looking statements carefully because they discuss our expectations about our future performance, contain projections of our future operating results or our future financial condition, or state other “forward-looking” information.

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We cannot guarantee any future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to update any of the forward-looking statements in this prospectus after the date of this prospectus.

USE OF PROCEEDS

Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for general corporate purposes. Pending these uses, the net proceeds will be invested in investment-grade, interest-bearing securities.

DILUTION

Our net tangible book value as of December 31, 2008 was $9.80 per share of common stock. Net tangible book value per share of common stock is determined by dividing our tangible net worth, which is tangible assets less liabilities, by the total number of shares of our common stock outstanding. If we offer shares of our common stock, purchasers of our common stock in that offering may experience immediate dilution in net tangible book value per share. The prospectus supplement relating to an offering of shares of our common stock will set forth the information regarding any dilutive effect of that offering.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

Our ratio of earnings to fixed charges and preferred dividends for each of the periods shown is as follows:

	Nine Months Ended September 30, 2008	Year Ended December 31,
		2007	2006	2005	2004	2003
Ratio of earnings to fixed charges and preferred dividends, including interest on deposits	0.91	1.19	1.41	1.65	1.76	2.01
Ratio of earnings to fixed charges and preferred dividends, excluding interest on deposits	0.65	1.84	2.82	3.39	3.32	4.57

The table sets forth our consolidated ratios of earnings to combined fixed charges and preferred share dividends for the periods shown. For purposes of computing the ratios, earnings represent the sum of income from continuing operations before taxes plus fixed charges and preferred share dividend requirements. Fixed charges represent total interest expense, including and excluding interest on deposits. Preferred share dividend requirements represent the amount of pre-tax income required to pay the dividends on preferred shares. Before we issued the Series A Preferred Stock on January 9, 2009, we had had no preferred shares outstanding. Therefore, the ratio of earnings to combined fixed charges and preferred share dividends is not different from the ratio of earnings to fixed charges for the periods above.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be either our senior debt securities, or Senior Debt Securities, or our subordinated debt securities, or Subordinated Debt Securities. The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate Indentures between us and a trustee to be determined, or the Trustee. Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”

The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

The rights of both us and our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourself be a creditor with recognized claims against such subsidiary.

We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. In the summary below we have included references to article or section numbers of the applicable Indenture so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular article or sections or defined terms of the Indentures, those article or sections or defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series (Section 301). We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt as described under “—Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any Subordinated Debt Securities.

If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock (Section 301).

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:

•	the title of the Debt Securities;

•	whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

•	the person to whom any interest on the Debt Securities shall be payable, if other than the person in whose name the Debt Securities are registered;

•	any limit on the aggregate principal amount of the Debt Securities;

•	the dates on which the principal of the Debt Securities will be payable;

•	the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

•	the places where payments on the Debt Securities will be payable;

•	any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;

•	if other than denominations of $1,000 and any integral multiple thereof, the denomination in which the Debt Securities will be issuable;

•	the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

•	whether the Debt Securities are defeasible;

•	any addition to or change in the Events of Default;

•

whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

•	any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

•	any other terms of the Debt Securities not inconsistent with the provisions of the Indenture (Section 301).

Debt Securities, including any Debt Securities which provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof, or Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Original Issue Discount Securities may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities, and it may also be senior in right of payment to all of our Subordinated Debt (Article Twelve of the Subordinated Indenture). The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

•

the applicability and effect of such provisions upon any payment or distribution with respect to that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshaling of assets or any bankruptcy, insolvency or similar proceedings;

•

the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the Subordinated Debt Securities; and

•

the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under “—Legal Defeasance and Covenant Defeasance.”

Form, Exchange and Transfer

The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof (Section 302).

At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount (Section 305).

Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Trustee is designated as the Security Registrar for the Debt Securities (Section 305). We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series (Section 1002).

If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer or exchange of any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer or exchange of any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part (Section 305).

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless:

•

the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

•

an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to exchange such Global Security for certificated Debt Securities; or

•	other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All certificated Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct (Sections 205 and 305).

As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture (Section 308). Except in certain limited circumstances, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that it represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Global Security.

Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee, or Participants, and to persons that may hold beneficial interests through Participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its Participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to Participants’ interests) or any such Participant (with respect to interests of persons held by such Participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Trustees or the agents of ourself or the Trustees will have any responsibility or liability for any aspect of the Depositary’s or any Participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest (Section 307).

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Any Paying Agents designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series (Section 1002).

All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment (Section 1003).

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person, or a Successor Person, and may not permit any Person to consolidate with or merge into us, unless:

•

the Successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

•

immediately before and after giving pro forma effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing;

•

if, as a result of any such transaction, any of our properties or assets would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the Indentures, we or the Successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Debt Securities equally and ratably with (or prior to) all indebtedness secured thereby;

•	several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met (Section 801).

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

•

failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

•

failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

•

failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

•	failure to perform or comply with the provisions described under “—Consolidation, Merger and Sale of Assets”;

•

failure to perform or a breach of any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture;

•

failure to pay any of our debt within any applicable grace period after final maturity or acceleration by the holders of such debt because of a default and the total amount of such debt unpaid or accelerated exceeds $20.0 million, or its foreign currency equivalent at the time;

•

entry against us of any judgment or decree for the payment of money in excess of $20.0 million, or its foreign currency equivalent at the time it is entered against us, which remains outstanding for a period of 60 consecutive days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed;

•	certain events of bankruptcy, insolvency or reorganization affecting us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor; and

•	any other Event of Default provided under the terms of the Debt Securities of that series.

If an Event of Default (other than an Event of Default with respect to us described in clause (6) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an Event of Default with respect to us described in clause (6) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture (Section 502). For information as to waiver of defaults, see “—Modification and Waiver” below.

Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, each Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable security or indemnity (Section 603). Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series (Section 512).

No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

•	such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

•

the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

•

the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer (Section 507).

However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security (Section 508).

We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults (Section 1004).

Modification and Waiver

Modifications and amendments of an Indenture may be made by us, the Subsidiary Guarantors, if applicable, and the applicable Trustee with the consent of the Holders of a majority in principal amount of the

Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

•	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

•	reduce the principal amount of, or any premium or interest on, any Debt Security;

•	reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;

•	change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

•	impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;

•

modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the Subordinated Debt Securities;

•	reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

•	reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

•	modify such provisions with respect to modification, amendment or waiver (Section 902); or

•	following the making of an offer to purchase Debt Securities from any Holder that has been made pursuant to a covenant in such Indenture, modify such covenant in a manner adverse to such Holder.

The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture (Section 1009). The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series (Section 513).

Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

•

the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

•

if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security;

•

the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause); and

•	certain Debt Securities, including those owned by us or any of our other Affiliates, will not be deemed to be Outstanding (Section 101).

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time (Section 104).

Satisfaction and Discharge

Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:

•	either:

•

all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

•

all outstanding Debt Securities of that series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

•	we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

•

we have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been satisfied (Article Four).

Legal Defeasance and Covenant Defeasance

If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of Section 1502, relating to defeasance and discharge of indebtedness, which we call “legal defeasance” or Section 1503, relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call “covenant defeasance” (Section 1501).

Legal Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have Section 1502 applied to any Debt Securities, we will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

•

we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

•

we have delivered to the Trustee an Officers’ Certificate to the effect that neither such Debt Securities nor any other Debt Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit;

•

such legal defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act of 1939, as amended (assuming all the Debt Securities are in default within the meaning thereof);

•	we have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such legal defeasance have been complied with;

•

no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (8) under “—Events of Default,” at any time until 121 days after such deposit;

•

such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable Indenture) to which we are a party or by which we are bound;

•

in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of our Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any of our Senior Debt and no other event of default with respect to any of our Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

•

we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940 (Sections 1502 and 1504).

Covenant Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have Section 1503 applied to any Debt Securities, we may omit to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, the occurrence of certain Events of Default with respect to such restrictive covenants and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel that in effect says that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth above under “Legal Defeasance” are satisfied. If we exercise this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments (Sections 1503 and 1504).

Notices

Except as may otherwise be provided, notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register (Sections 101 and 106).

Title

We, the Trustees and any agent of us, or a Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes (Section 308).

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York (Section 112).

DESCRIPTION OF CAPITAL STOCK

The total number of shares of all classes of stock that we have authority to issue is 60,000,000, consisting of 50,000,000 shares of common stock, par value $1.00 per share, and 10,000,000 shares of preferred stock, par value $10.00 per share. We had 11,914,814 shares of common stock, and 44,000 shares of Series A Preferred Stock, outstanding as of February 12, 2009.

In the discussion that follows, we have summarized selected provisions of our articles of incorporation and our bylaws relating to our capital stock. You should read our articles of incorporation and bylaws as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference as exhibits to the registration statement. Please read “Where You Can Find More Information.”

Common Stock

Distributions. Subject to certain regulatory restrictions, we can pay dividends out of statutory surplus or from certain net profits if, as and when declared by our board of directors. We are a holding company, and our primary source for the payment of dividends is dividends from its subsidiaries. The payment of dividends by us is subject to limitations that are imposed by law and applicable regulation, including maintaining certain capital levels mandated by the Office of the Comptroller of the Currency. The holders of our common stock are entitled to receive and share equally in dividends declared by our board of directors out of funds legally available therefor.

Voting Rights. The holders of our common stock possess exclusive voting rights in us. They elect our board of directors and act on such other matters as are required to be presented to them under Mississippi law, the rules promulgated by NASDAQ or our articles of incorporation and bylaws or as are otherwise presented to them by the board of directors. Each holder of our common stock is entitled to one vote per share and does not have any right to cumulative voting in the election of directors. Certain matters require a 75% shareholder vote.

Liquidation. In the event of our liquidation, dissolution or winding up, the holders of our common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of our assets available for distribution. In the event of any liquidation, dissolution or winding up of Cadence Bank, we, as holder of Cadence Bank’s capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of Cadence Bank (including all deposit accounts and accrued interest thereon), all assets of Cadence Bank available for distribution.

Preemptive Rights. Holders of our common stock do not have preemptive rights with respect to any shares that may be issued. Our common stock is not subject to redemption.

Preferred Stock

As disclosed above under “Cadence Financial Corporation—Recent Developments,” on January 9, 2009, we issued 44,000 shares of Series A Preferred Stock to the U.S. Treasury. The Series A Preferred Stock will pay cumulative dividends at a rate of 5% per annum for the first five years and 9% per annum thereafter, in each case, applied to the liquidation preference thereof, but will only be paid when, as and if declared by our board of directors out of funds legally available therefor. Prior to January 9, 2012, unless we have redeemed the Series A Preferred Stock, or the U.S. Treasury has transferred the Series A Preferred Stock to a third party, the consent of the U.S. Treasury will be required for us to increase our common stock dividends above a certain amount or repurchase its common stock or other equity or capital securities other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement. In addition, we are prohibited from repurchasing acquiring any of our securities which are junior to the Series A Preferred Stock unless and until all accrued and unpaid dividends have been paid. The Series A Preferred Stock has anti-

dilution protections and certain other protections for the holder, as well as potential registration rights upon written request from the U.S. Treasury. If the Series A Preferred Stock is redeemed in whole, we have the right to repurchase the warrant or, if the warrant has been exercised, any shares of common stock held by the U.S. Treasury, at their fair market value at that time. If requested by the U.S. Treasury, the Series A Preferred Stock may need to be listed on a national securities exchange.

The Series A Preferred Stock is non-voting, other than class voting rights on (i) any authorization or issuance of shares ranking senior to the Series A Preferred Stock, (ii) any amendment to the rights of the Series A Preferred Stock, or (iii) any merger, exchange or similar transaction which would adversely affect the rights of the Series A Preferred Stock. If dividends on the Series A Preferred Stock are not paid in full for six dividend periods, whether or not consecutive, the holders of the Series A Preferred Stock will have the right to elect two directors. The right to elect directors will end when full dividends have been paid for four consecutive dividend periods.

In addition, our board of directors has the authority, without shareholder consent, subject to certain limitations imposed by law or our bylaws, to issue one or more additional series of preferred stock at any time. The rights, preferences and restrictions of the preferred stock of each new series will be fixed by the certificate of designation relating to each particular series.

Although it has no present intention to do so, our board of directors, without shareholder approval, may issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of common stock. If we issue preferred stock, it may have effect of delaying, deferring, or preventing a change of control.

Special Provisions of Our Articles of Incorporation, Bylaws and Mississippi Law

The following provisions of our articles of incorporation, our bylaws and Mississippi law may have the effect of delaying, deterring or preventing a change of control.

Authorization of Preferred Stock. As noted above, our board of directors, without shareholder approval, has the authority under our certificate of incorporation to issue preferred stock with rights superior to the rights of the holders of our common stock. As a result, preferred stock:

•	could be issued quickly and easily;

•	could adversely affect the rights of holders of our common stock; and

•	could be issued with terms calculated to delay or prevent a change of control or make removal of management more difficult.

No Cumulative Voting. Our articles of incorporation and bylaws provide that our board of directors is to be re-elected annually. Our articles of incorporation do not authorize cumulative voting for the election of our directors. The absence of cumulative voting makes it more difficult for a person owning a minority interest to exercise control over the board of directors.

Size of Board; Vacancies; Removal of Directors. Our articles of incorporation and bylaws give our board of directors the power to determine the exact number of directors, up to a maximum of twenty-five, and to fill any vacancies or newly created positions. Directors may only be removed for cause, which is defined as “conviction of a felony, unsound mind, adjudication of bankruptcy, non-acceptance of the office, or conduct prejudicial to the interests of [us],” upon a majority vote of the entire board of directors or a majority vote of the outstanding shares. In addition, shareholders may only remove a director for cause after service of specific charges, adequate notice and full opportunity to refute the charges.

Amendment of Articles of Incorporation and Bylaws. Our articles of incorporation provide for a 75% shareholder vote for the amendment of certain provisions of our articles of incorporation. Thus, the holders of a minority of the shares of our common stock could block the future repeal or modification of our articles of incorporation, even if that action were deemed beneficial by the holders of more than a majority, but less than 75%, of our common stock.

Business Combination Statutes and Provisions. Pursuant to the Mississippi Business Corporations Act, or the MBCA, in the case of a merger or share exchange, with some exceptions, our board of directors must submit the plan of merger or share exchange to the shareholders for approval, and the approval of the plan of merger or share exchange generally requires the approval of the shareholders at a meeting at which a quorum consisting of at least a majority of the shares entitled to vote on the plan exists.

The MBCA also provides that a sale, lease, exchange or other disposition of assets, subject to certain exceptions, requires the approval of our shareholders if we would be left without a significant continuing business activity. If we retain a business activity that represented at least 25% of total assets at the end of the most recently completed fiscal year, and 25% of income from continuing operations for that fiscal year, in each case of us and our subsidiaries on a consolidated basis, we will conclusively be deemed to have retained a “significant continuing business activity.” Our board of directors must submit the proposed disposition to the shareholders for their approval and the approval of a disposition by the shareholders shall require the approval of the shareholders at a meeting at which a quorum consisting of at least a majority of the shares entitled to vote on the disposition exists.

The MBCA also provides that a director, in determining what he reasonably believes to be in our best interests shall consider the interests of our shareholders and, in his discretion, may consider the interests of our employees, suppliers, creditors and customers, the economy of the state and nation, community and societal considerations and the long-term as well as short-term interests of us and our shareholders, including the possibility that such interests may be best served by our continued independence.

Our articles of incorporation also provide for certain super-majority requirements to approve a merger of us. Under the articles of incorporation, the affirmative vote of the holders of not less than 75% of our outstanding common stock is required to authorize (a) our merger or consolidation with, or (b) a sale, exchange or lease of twenty-five percent (25%) or more of our assets to, any person or entity unless approval of such proposed transaction is recommended by at least a majority of our entire board of directors.

Additionally, our articles of incorporation provide that the affirmative vote of the shareholders of not less than 75% of the common stock and the affirmative vote of the shareholders of not less than 67% of the outstanding shares of our common stock held by the shareholders other than by a controlling party (as hereafter defined) shall be required for the approval or authorization of any merger, consolidation, reverse stock split, sale, exchange or lease of 25% or more of our assets or our common stock. “Controlling Party” is defined by the articles of incorporation as any shareholder or other person who owns or controls 20% or more of our common stock at the time of the proposed transaction. However, this supermajority requirement shall not apply to any transaction that has been approved by a majority of the Continuing Directors. The term “Continuing Director” is defined as any incumbent director who is not a Controlling Party or in any manner affiliated or associated with or a representative of a Controlling Party and such person’s nomination for election was recommended or approved by the Nominating and Corporate Governance Committee of our board of directors and a majority of the incumbent directors at the time of such nomination.

Transfer Agent or Registrar

Registrar and Transfer Company is the transfer agent and registrar of our common stock.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock or common stock. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue each series of warrants under a separate warrant agreement between us and a warrant agent that we will name in the prospectus supplement. We will describe additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.

General

If warrants are offered, the prospectus supplement relating to a series of warrants will include the specific terms of the warrants, including:

•	the offering price;

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the dates or periods during which the warrants can be exercised;

•	whether the warrants will be issued in individual certificates to holders or in the form of global securities held by a depositary on behalf of holders;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;

•	any rights of the warrantholders to the underlying security prior to the exercise of the warrant;

•	any special tax implications of the warrants or their exercise;

•	any antidilution provisions of the warrants;

•	any redemption or call provisions applicable to the warrants; and

•	any other terms of the warrants.

TARP Capital Purchase Program

As disclosed above under “Cadence Financial Corporation—Recent Developments,” on January 9, 2009, as part of the TARP Capital Purchase Program, we issued a warrant, or the Warrant to purchase 1,145,833 shares of our common stock, par value $1.00 per share, at an exercise price of $5.76 per share. The Warrant is exercisable immediately and expires in ten years. The Warrant has anti-dilution protections and certain other protections for the holder, as well as potential registration rights upon written request from the U.S. Treasury. If requested by the U.S. Treasury, the Warrant (and the underlying common stock) may need to be listed on a national securities exchange. The U.S. Treasury has agreed not to exercise voting rights with respect to shares of common stock it may acquire upon exercise of the Warrant. The number of shares of common stock covered by the Warrant may be reduced by up to 50% if the Company completes an equity offering meeting certain requirements by December 31, 2009. If the Series A Preferred Stock is redeemed in whole, we have the right to purchase any shares of stock held by the U.S. Treasury at their fair market value at that time.

PLAN OF DISTRIBUTION

We may sell our securities from time to time through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may use these methods in any combination.

By Underwriters

We may use an underwriter or underwriters in the offer or sale of our securities.

•	If we use an underwriter or underwriters, the offered securities will be acquired by the underwriters for their own account.

•

We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement.

•	The underwriters will use this prospectus and the prospectus supplement to sell our securities.

We may also sell securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our outstanding securities. In a standby agreement, the underwriter or underwriters would agree either:

•

to purchase from us up to the number of shares of common stock that would be issuable upon conversion or exchange of all the shares of the class or series of our securities at an agreed price per share of common stock; or

•

to purchase from us up to a specified dollar amount of offered securities at an agreed price per offered security, which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of our common stock or any other outstanding security.

The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our common stock or other security.

The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.

By Dealers

We may use a dealer to sell our securities.

•	If we use a dealer, we, as principal, will sell our securities to the dealer.

•	The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.

By Agents

We may designate agents to solicit offers to purchase our securities.

•	We will name any agent involved in offering or selling our securities and any commissions that we will pay to the agent in the prospectus supplement.

•	Unless we indicate otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•	Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

By Delayed Delivery Contracts

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•

If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

•	We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.

General Information

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters, and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each series of securities offered by this prospectus may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed on for us by Porter & Hedges, L.L.P., Houston, Texas, and Watkins Ludlam Winter & Stennis, P.A., Jackson, Mississippi. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

Our consolidated financial statements as of December 31, 2007 and 2006, and for each of the three years in the period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007, have been incorporated by reference herein and in the registration statement in reliance upon the reports of T. E. Lott & Company, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 13, 2009

PROSPECTUS

CADENCE FINANCIAL CORPORATION

Warrant to Purchase 1,145,833 Shares of Common Stock

1,145,833 Shares of Common Stock

This prospectus relates to the potential resale from time to time by selling securityholders of a warrant to purchase 1,145,833 shares of common stock, or the warrant, and any shares of common stock issuable from time to time upon exercise of the warrant. In this prospectus, we refer to the shares of Series A preferred stock, the warrant and the shares of common stock issuable upon exercise of the warrant, collectively, as the securities. The warrant was originally issued by us pursuant to the Letter Agreement dated January 9, 2009, and the related Securities Purchase Agreement—Standard Terms, between us and the United States Department of the Treasury, which we refer to as the initial selling securityholder, in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended.

The initial selling securityholder and its successors, including transferees, which we collectively refer to as the selling securityholders, may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions.

We will not receive any proceeds from the sale of securities by the selling securityholders. We will, however, receive proceeds from the exercise of the warrant as described in this prospectus.

Our common stock is listed on the NASDAQ Stock Market under the symbol “CADE”. On February 12, 2009, the closing price for the common stock was $4.70 per share. The warrant is not listed on an exchange and, unless requested by the initial selling securityholder, we do not intend to list the warrant on any exchange.

Investing in our securities involves significant risks that are described in the “Risk Factors” section beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2009.

ABOUT THIS PROSPECTUS

As used in this prospectus, the terms “we,” “us,” and “our,” mean Cadence Financial Corporation, a Mississippi corporation, and its subsidiaries (including Cadence Bank, N.A.) and predecessors, unless the context indicates otherwise.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities.

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PROSPECTUS SUMMARY

This summary highlights selected information described more fully elsewhere or incorporated by reference in this prospectus. This summary may not contain all the information that is important to you. We urge you to read the entire prospectus, including the documents incorporated by reference, before making an investment decision with respect to our securities.

General

Cadence Financial Corporation is a financial holding company organized under the laws of the State of Mississippi. Its assets consist primarily of its investment in Cadence Bank, N.A., a national banking corporation, or Cadence Bank, and its primary activities are conducted through Cadence Bank. As used in this prospectus, the terms “we,” “us,” and “our” mean Cadence Financial Corporation, a Mississippi corporation, and its subsidiaries (including Cadence Bank) and predecessors, unless the context indicates otherwise. We are engaged in general banking business and activities closely related to banking, as permitted by the banking laws and regulations of the United States. We provide a complete line of wholesale and retail financial services, including mortgage loans, investment services, insurance brokerage and trusts. Our customer base is well diversified and consists of business, agriculture, government, education and individual accounts in the states of Alabama, Florida, Georgia, Mississippi and Tennessee. Profitability and growth have been consistent throughout much of our history. To maintain such growth and profitability, given a relatively slow economy and low loan demand in our core Mississippi market area , we began to expand into higher growth markets in 2004. In 2004, we acquired Enterprise Bancshares in Tennessee, and in 2006, we acquired SunCoast Bank in Florida and Seasons Bank in Georgia. In 2007, we continued expanding by opening branches in such higher growth markets. We are the largest commercial bank domiciled in the north central “Golden Triangle” area of Mississippi. In Mississippi, a total of nineteen banking facilities and an operations/administration center serve the communities of Aberdeen, Amory, Brooksville, Columbus, Hamilton, Maben, New Hope, Philadelphia, West Point and Starkville. This area extends into six Mississippi counties with a radius of approximately 65 miles from our main office in Starkville. We also serve the Tuscaloosa and Hoover, Alabama areas with seven banking facilities. Our newest branch was opened in the Hoover area on January 22, 2008. We have five banking facilities and an operations/administration center in the Memphis, Tennessee area, and two banking facilities in the Brentwood and Franklin, Tennessee areas. We have three banking facilities in Sarasota and Bradenton, Florida. We have two banking facilities in Blairsville and Blue Ridge, Georgia.

Our principal executive offices are located at 301 East Main Street, Starkville, Mississippi 39759 and our telephone number is (662) 323-1341.

Description of the Secondary Offering

General

On January 9, 2009, we completed a $44 million capital raise as a participant in the Troubled Assets Relief Program Capital Purchase Program of the U.S. Department of the Treasury, or the Treasury. In conjunction with our participation in the Capital Purchase Program, we and the Treasury entered into a Letter Agreement, and a Securities Purchase Agreement—Standard Terms, which were incorporated therein. Pursuant to the Purchase Agreement, we issued to the U.S. Treasury (i) 44,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $10.00 per share, with a liquidation preference of $1,000 per share, and (ii) a warrant to purchase 1,145,833 shares of our common stock, par value $1.00 per share, at an exercise price of $5.76 per share, subject to certain anti-dilution and other adjustments, for an aggregate purchase price of $44 million.

We are registering the warrant sold to the U.S. Treasury pursuant to the transaction described above and elsewhere in this prospectus, as well as the shares of our common stock to be issued upon the exercise of the

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warrant. We have filed with the Securities and Exchange Commission, or the SEC, a registration statement on Form S-3 with respect to the securities offered under this prospectus.

Use of Proceeds

We will not receive any of the proceeds from the resale of the warrant or the shares of common stock issuable upon exercise of the warrant. We will, however, receive proceeds from the exercise of the warrant. Each warrant, when exercised, will entitle the holder to receive a certain number of shares at an initial exercise price of $5.76 per share. Therefore, if the warrant registered hereby is exercised in full, we will issue 1,145,833 shares of our common stock and we will receive aggregate proceeds of approximately $6,600,000.

Exchange Symbol

Our common stock is traded on The NASDAQ Stock Market under the symbol “CADE.” The warrant is not listed on any securities exchange or included in any automated quotation system.

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RISK FACTORS

Before you invest in our securities, in addition to the other information, documents or reports included or incorporated by reference in this prospectus, you should carefully consider the risk factors in the section entitled “Risk Factors” in our most recent annual report on Form 10-K, and in our quarterly reports on Form 10-Q filed subsequent to the annual report on Form 10-K, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement. You should refer to the registration statement and its related exhibits and schedules for further information about our company and the securities offered in this prospectus. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of that document filed as an exhibit to the registration statement or otherwise filed with the SEC, and each such statement is qualified by this reference. The registration statement and its exhibits and schedules are on file at the offices of the SEC and may be inspected without charge.

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information we file with the SEC automatically will update and supersede this information. We incorporate by reference the documents listed below:

•	our annual report on Form 10-K for the year ended December 31, 2007;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;

•	our current reports on Form 8-K filed on January 2, January 24, April 21, May 1, July 22, July 23, August 21, October 29, December 11, December 19 of 2008 and January 14 and January 29 of 2009; and

•

the description of our common stock contained in our registration statement on Form 8-A filed on December 26, 2006 and including any other amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, which we will provide to you at no cost, by writing or telephoning us at the following address and telephone number:

Cadence Financial Corporation

301 East Main Street

Starkville, Mississippi 39759

(662) 323-1341

Attention: Investor Relations

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All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, excluding any information in those documents that are deemed by the rules of the SEC to be furnished but not filed, after the date of this filing and before the termination of this offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

FORWARD-LOOKING STATEMENTS

Certain information included in this prospectus, other reports filed by us under the Exchange Act and any other written or oral statement by or on our behalf contain forward-looking statements and information that are based on management’s beliefs, expectations and conclusions, drawn from certain assumptions and information currently available. The Private Securities Litigation Act of 1995 encourages the disclosure of forward-looking information by management by providing a safe harbor for such information. This discussion includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although we believe that the expectations and conclusions reflected in such forward-looking statements are reasonable, such forward-looking statements are based on numerous assumptions (some of which may prove to be incorrect) and are subject to risks and uncertainties, which could cause the actual results to differ materially from our expectations. The words “anticipate,” “believe,” “estimate,” “expect,” “objective,” “project,” “forecast,” “goal” and similar expressions contained in the reports and statements referenced above are intended to identify forward-looking statements.

In addition to any assumptions and other factors referred to specifically in connection with forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statements include, among others, increased competition, regulatory factors, economic conditions, changing interest rates, changing market conditions, availability or cost of capital, changes in accounting standards and practices, employee workforce factors, ability to achieve cost savings and enhance revenues, the assimilation of acquired operations and establishing credit practices and efficiencies therein, acts of war or acts of terrorism or geopolitical instability and other effects of legal and administrative proceedings, changes in federal, state or local laws and regulations and other factors identified and described in “Risk Factors” and other sections of this prospectus and in the other documents we have filed with the SEC and that are incorporated herein by reference, including “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our annual report on Form 10-K for the fiscal year ended December 31, 2007, in “Risk Factors” in our quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2008, and that may be discussed from time to time in other reports filed with the SEC subsequent to the registration statement of which this prospectus is a part. Readers are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of us. You should read these forward-looking statements carefully because they discuss our expectations about our future performance, contain projections of our future operating results or our future financial condition, or state other “forward-looking” information.

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We cannot guarantee any future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to update any of the forward-looking statements in this prospectus after the date of this prospectus.

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USE OF PROCEEDS

We will not receive any of the proceeds from the resale of the warrant or the shares of common stock issuable upon exercise of the warrant. We will, however, receive proceeds from the exercise of the warrant. The warrant, when exercised, will entitle the holder to receive a certain number of shares at an initial exercise price of $5.76 per share. Therefore, if the warrant registered hereby is exercised in full, we will issue 1,145,833 shares of our common stock and we will receive aggregate proceeds of approximately $6,600,000. Any proceeds received by us from the exercise of the warrant will be used for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

Our ratio of earnings to fixed charges and preferred dividends for each of the periods shown is as follows:

	Nine Months Ended September 30, 2008	Year Ended December 31,
		2007	2006	2005	2004	2003
Ratio of earnings to fixed charges and preferred dividends, including interest on deposits	0.91	1.19	1.41	1.65	1.76	2.01
Ratio of earnings to fixed charges and preferred dividends, excluding interest on deposits	0.65	1.84	2.82	3.39	3.32	4.57

The table sets forth our consolidated ratios of earnings to combined fixed charges and preferred share dividends for the periods shown. For purposes of computing the ratios, earnings represent the sum of income from continuing operations before taxes plus fixed charges and preferred share dividend requirements. Fixed charges represent total interest expense, including and excluding interest on deposits. Preferred share dividend requirements represent the amount of pre-tax income required to pay the dividends on preferred shares. Before we issued the Series A Preferred Stock on January 9, 2009, we had no preferred shares outstanding. Therefore, the ratio of earnings to combined fixed charges and preferred share dividends is not different from the ratio of earnings to fixed charges for the periods above.

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SELLING SECURITYHOLDERS

On January 9, 2009, we issued the securities covered by this prospectus to the U.S. Treasury, which is the initial selling securityholder under this prospectus, in a transaction exempt from the registration requirements of the Securities Act. The initial selling securityholder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the securities they own. The securities to be offered under this prospectus for the account of the selling securityholders are:

•	a warrant to purchase 1,145,833 shares of our common stock; and

•	1,145,833 shares of our common stock issuable upon exercise of the warrant.

For purposes of this prospectus, we have assumed that, after completion of the offering, none of the securities covered by this prospectus will be held by the selling securityholders.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, the initial selling securityholder has sole voting and investment power with respect to the securities.

We do not know when or in what amounts the selling securityholders may offer the securities for sale. The selling securityholders might not sell any or all of the securities offered by this prospectus. Because the selling securityholders may offer all or some of the securities pursuant to this offering, and because currently no sale of any of the securities is subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by the selling securityholders after completion of the offering.

Other than with respect to the acquisition of the securities, the initial selling securityholder has not had a material relationship with us. To our knowledge, the initial selling securityholder does now own any of our securities other than those offered under this prospectus.

Information about the selling securityholders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.

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DESCRIPTION OF CAPITAL STOCK

The total number of shares of all classes of stock that we have authority to issue is 60,000,000, consisting of 50,000,000 shares of common stock, par value $1.00 per share, and 10,000,000 shares of preferred stock, par value $10.00 per share. We had 11,914,814 shares of common stock, and 44,000 shares of Series A Preferred Stock, outstanding as of February 12, 2009.

In the discussion that follows, we have summarized selected provisions of our articles of incorporation and our bylaws relating to our capital stock. You should read our articles of incorporation and bylaws as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference as exhibits to the registration statement. Please read “Where You Can Find More Information.”

Common Stock

Distributions. Subject to certain regulatory restrictions, we can pay dividends out of statutory surplus or from certain net profits if, as and when declared by our board of directors. We are a holding company, and our primary source for the payment of dividends is dividends from its subsidiaries. The payment of dividends by us is subject to limitations that are imposed by law and applicable regulation, including maintaining certain capital levels mandated by the Office of the Comptroller of the Currency. The holders of our common stock are entitled to receive and share equally in dividends declared by our board of directors out of funds legally available therefor.

Voting Rights. The holders of our common stock possess exclusive voting rights in us. They elect our board of directors and act on such other matters as are required to be presented to them under Mississippi law, the rules promulgated by NASDAQ or our articles of incorporation and bylaws or as are otherwise presented to them by the board of directors. Each holder of our common stock is entitled to one vote per share and does not have any right to cumulative voting in the election of directors. Certain matters require a 75% shareholder vote.

Liquidation. In the event of our liquidation, dissolution or winding up, the holders of our common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of our assets available for distribution. In the event of any liquidation, dissolution or winding up of Cadence Bank, we, as holder of Cadence Bank’s capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of Cadence Bank (including all deposit accounts and accrued interest thereon), all assets of Cadence Bank available for distribution.

Preemptive Rights. Holders of our common stock do not have preemptive rights with respect to any shares that may be issued. Our common stock is not subject to redemption.

Preferred Stock

As disclosed elsewhere in this prospectus, on January 9, 2009, we issued 44,000 shares of Series A Preferred Stock to the initial selling securityholder. The Series A Preferred Stock will pay cumulative dividends at a rate of 5% per annum for the first five years and 9% per annum thereafter, in each case, applied to the liquidation preference thereof, but will only be paid when, as and if declared by our board of directors out of funds legally available therefor. Prior to January 9, 2012, unless we have redeemed the Series A Preferred Stock, or the initial selling securityholder has transferred the Series A Preferred Stock to a third party, the consent of the initial selling securityholder will be required for us to increase our common stock dividends above a certain amount or repurchase its common stock or other equity or capital securities other than in connection with benefit plans consistent with past practice and certain other specified circumstances. The Series A Preferred Stock has anti-dilution protections and certain other protections for the holder, as well as potential registration rights upon written request from the initial selling securityholder. In addition, we are prohibited from repurchasing acquiring

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any of our securities which are junior to the Series A Preferred Stock unless and until all accrued and unpaid dividends have been paid. If the Series A Preferred Stock is redeemed in whole, we have the right to repurchase the warrant or, if the warrant has been exercised, any shares of common stock held by the U.S. Treasury, at their fair market value at that time. If requested by the initial selling securityholder, the Series A Preferred Stock may need to be listed on a national securities exchange.

The Series A Preferred Stock is non-voting, other than class voting rights on (i) any authorization or issuance of shares ranking senior to the Series A Preferred Stock, (ii) any amendment to the rights of the Series A Preferred Stock, or (iii) any merger, exchange or similar transaction which would adversely affect the rights of the Series A Preferred Stock. If dividends on the Series A Preferred Stock are not paid in full for six dividend periods, whether or not consecutive, the holders of the Series A Preferred Stock will have the right to elect two directors. The right to elect directors will end when full dividends have been paid for four consecutive dividend periods.

In addition, our board of directors has the authority, without shareholder consent, subject to certain limitations imposed by law or our bylaws, to issue one or more additional series of preferred stock at any time. The rights, preferences and restrictions of the preferred stock of each new series will be fixed by the certificate of designation relating to each particular series.

Although it has no present intention to do so, our board of directors, without shareholder approval, may issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of common stock. If we issue preferred stock, it may have effect of delaying, deferring, or preventing a change of control.

Special Provisions of Our Articles of Incorporation, Bylaws and Mississippi Law

The following provisions of our articles of incorporation, bylaws and Mississippi law may have the effect of delaying, deterring or preventing a change of control.

Authorization of Preferred Stock. As noted above, our board of directors, without shareholder approval, has the authority under our certificate of incorporation to issue preferred stock with rights superior to the rights of the holders of our common stock. As a result, preferred stock:

•	could be issued quickly and easily;

•	could adversely affect the rights of holders of our common stock; and

•	could be issued with terms calculated to delay or prevent a change of control or make removal of management more difficult.

No Cumulative Voting. Our articles of incorporation and bylaws provide that our board of directors is to be re-elected annually. Our articles of incorporation do not authorize cumulative voting for the election of our directors. The absence of cumulative voting makes it more difficult for a person owning a minority interest to exercise control over the board of directors.

Size of Board; Vacancies; Removal of Directors. Our articles of incorporation and bylaws give our board of directors the power to determine the exact number of directors, up to a maximum of twenty-five, and to fill any vacancies or newly created positions. Directors may only be removed for cause, which is defined as “conviction of a felony, unsound mind, adjudication of bankruptcy, non-acceptance of the office, or conduct prejudicial to the interests of [us],” upon a majority vote of the entire board of directors or a majority vote of the outstanding shares. In addition, shareholders may only remove a director for cause after service of specific charges, adequate notice and full opportunity to refute the charges.

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Amendment of Articles of Incorporation and Bylaws. Our articles of incorporation provide for a 75% shareholder vote for the amendment of certain provisions of our articles of incorporation. Thus, the holders of a minority of the shares of our common stock could block the future repeal or modification of our articles of incorporation, even if that action were deemed beneficial by the holders of more than a majority, but less than 75%, of our common stock.

Business Combination Statutes and Provisions. Pursuant to the Mississippi Business Corporations Act, the MBCA, in the case of a merger or share exchange, with some exceptions, our board of directors must submit the plan of merger or share exchange to the shareholders for approval, and the approval of the plan of merger or share exchange generally requires the approval of the shareholders at a meeting at which a quorum consisting of at least a majority of the shares entitled to vote on the plan exists.

The MBCA also provides that a sale, lease, exchange or other disposition of assets, subject to certain exceptions, requires approval of our shareholders if we would be left without a significant continuing business activity. If we retain a business activity that represented at least 25% of total assets at the end of the most recently completed fiscal year, and 25% of income from continuing operations for that fiscal year, in each case of us and our subsidiaries on a consolidated basis, we will conclusively be deemed to have retained a “significant continuing business activity.” Our board of directors must submit the proposed disposition to the shareholders for their approval and the approval of a disposition by the shareholders shall require the approval of the shareholders at a meeting at which a quorum consisting of at least a majority of the shares entitled to vote on the disposition exists.

The MBCA also provides that a director, in determining what he reasonably believes to be in our best interests shall consider the interests of our shareholders and, in his discretion, may consider the interests of our employees, suppliers, creditors and customers, the economy of the state and nation, community and societal considerations and the long-term as well as short-term interests of us and our shareholders, including the possibility that such interests may be best served by our continued independence.

Our articles of incorporation also provide for certain super-majority requirements to approve a merger of us. Under the articles of incorporation, the affirmative vote of the holders of not less than seventy-five percent (75%) of our outstanding common stock is required to authorize (a) our merger or consolidation with, or (b) a sale, exchange or lease of twenty-five percent (25%) or more of our assets to, any person or entity unless approval of such proposed transaction is recommended by at least a majority of our entire board of directors.

Additionally, our articles of incorporation provide that the affirmative vote of the shareholders of not less than 75% of the common stock and the affirmative vote of the shareholders of not less than 67% of the outstanding shares of our common stock held by the shareholders other than by a controlling party (as hereafter defined) shall be required for the approval or authorization of any merger, consolidation, reverse stock split, sale, exchange or lease of 25% or more of our assets or our common stock. “Controlling Party” is defined by the articles of incorporation as any shareholder or other person who owns or controls 20% or more of our common stock at the time of the proposed transaction. However, this supermajority requirement shall not apply to any transaction that has been approved by a majority of the Continuing Directors. The term “Continuing Director” is defined as any incumbent director who is not a Controlling Party or in any manner affiliated or associated with or a representative of a Controlling Party and such person’s nomination for election was recommended or approved by the Nominating and Corporate Governance Committee of our board of directors and a majority of the incumbent directors at the time of such nomination.

Transfer Agent or Registrar

Registrar and Transfer Company is the transfer agent and registrar of our common stock.

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DESCRIPTION OF THE WARRANT

As disclosed elsewhere in this prospectus, on January 9, 2009, we issued a warrant to the initial selling securityholder to purchase 1,145,833 shares of our common stock, par value $1.00 per share, at an exercise price of $5.76 per share. The warrant is exercisable immediately and expires in ten years. The warrant has anti-dilution protections and certain other protections for the holder, as well as potential registration rights upon written request from the initial selling securityholder. If requested by the initial selling securityholder, the warrant (and the underlying common stock) may need to be listed on a national securities exchange. The initial selling securityholder has agreed not to exercise voting rights with respect to shares of common stock it may acquire upon exercise of the warrant. The number of shares of common stock covered by the warrant may be reduced by up to 50% if we complete an equity offering meeting certain requirements by December 31, 2009. If the Series A Preferred Stock is redeemed in whole, we have the right to purchase any shares of stock held by the initial selling securityholder at their fair market value at that time.

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PLAN OF DISTRIBUTION

The selling securityholders and their successors, including their transferees, may sell the securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

•

on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, The NASDAQ Stock Market in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.

In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

In connection with the sale of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock issuable upon exercise of the warrant in the course of hedging the positions they assume. The selling securityholders may also sell short the common stock issuable upon exercise of the warrant and deliver common stock to close out short positions, or loan or pledge the common stock issuable upon exercise of the warrant to broker-dealers that in turn may sell these securities.

The aggregate proceeds to the selling securityholders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the selling securityholders. In addition, we will make copies of

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this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of The NASDAQ Stock Market pursuant to Rule 153 under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will set forth the number and type of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We do not intend to apply for listing of the warrant on any securities exchange or for inclusion of the warrant in any automated quotation system unless requested by the initial selling securityholder. No assurance can be given as to the liquidity of the trading market, if any, for the warrant.

We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act. We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities covered by this prospectus.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed on for us by Porter & Hedges, L.L.P., Houston, Texas, and Watkins Ludlam Winter & Stennis, P.A., Jackson, Mississippi. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

Our consolidated financial statements as of December 31, 2007 and 2006, and for each of the three years in the period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007, have been incorporated by reference herein and in the registration statement in reliance upon the reports of T. E. Lott & Company, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling securityholder is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

Warrant to Purchase 1,145,833 Shares of Common Stock

1,145,833 Shares of Common Stock

Cadence Financial Corporation

PROSPECTUS

                    , 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$6,155
Transfer agent and registrar fees	$10,000
Accounting fees and expenses	$25,000
Legal fees and expenses	$50,000
Printing and engraving expenses	$15,000
Miscellaneous	$18,845

Total	$125,000

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 79-4-8.51 of the Mississippi Business Corporation Act, or the MBCA, gives a corporation the authority to indemnify an individual who was, is or is threatened to be made a defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal, because he is or was a director of the corporation or, who, while a director of the corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability incurred in the proceeding if he conducted himself in good faith; and he reasonably believed, in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation, and, in all other cases, that his conduct was at least not opposed to the best interests of the corporation, and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or he engaged in conduct which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. Said section also provides that unless ordered by a court, a corporation may not indemnify a director thereunder in connection with any proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct, or in connection with a proceeding with respect to conduct for which the director was adjudged liable to the corporation on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity. Section 79-4-8.52 of the MBCA provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Section 79-4-8.56 of the MBCA provides that a corporation may indemnify an officer of the corporation who is a party to a proceeding because he is an officer of the corporation to the same extent as to a director, and if he is an officer but not a director or is an officer who is also a director if the basis on which he is made a party to the proceeding is an act or omission solely as an officer, to such further extent as may be provided by the articles of incorporation, the by-laws, a resolution of the board of directors or contract except for (A) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding or (B) liability arising out of conduct that constitutes (i) receipt by him of a financial benefit to which he is not entitled, (ii) an intentional infliction of harm on the corporation or the shareholders, or (iii) an intentional violation of criminal law. An officer of the corporation who is not a director is entitled to mandatory indemnification under Section 79-4-8.52 of the MBCA to the same extent to which a director may be entitled to indemnification.

Pursuant to the articles of incorporation of Cadence Financial Corporation, or the Corporation, the Corporation shall, to the fullest extent permitted by Section 79-4-2.02(a)(5) of the MBCA indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

In addition, the bylaws of the Corporation require the Corporation to indemnify and hold harmless (to the fullest extent permitted by the MBCA) each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, subject to certain limitations, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the MBCA requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer, and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the bylaws or otherwise. The Corporation may, by action of its scope and effect as the foregoing, provide indemnification of directors and officers.

ITEM 16.	EXHIBITS.

1.1(1)	Form of Underwriting Agreement.

3.1	Restated Articles of Incorporation of Cadence Financial Corporation (incorporated by reference to Exhibit 3.1 to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Commission on March 13, 2008).

3.2	Restated Bylaws of Cadence Financial Corporation (incorporated by reference to Exhibit 3.2 to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Commission on March 14, 2007).

3.3	Articles of Amendment to Articles of Incorporation of Cadence Financial Corporation (incorporated by reference to Annex B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on November 18, 2008).

3.4	Certificate of Designations for Fixed Rate Cumulative Perpetual Preferred Stock, Series A (incorporated by reference to Exhibit 3.3 to the Corporation’s Current Report on Form 8-K filed with the Commission on January 14, 2009).

4.1	Indenture Agreement of NBC Capital Corporation dated as of December 30, 2003, for $30,928,000 of Floating Rate Junior Subordinated Deferrable Interest Debentures, due 2033, with U. S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4 of to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Commission on March 11, 2004).

4.2	Form of Warrant for Purchase of Shares of Common Stock (incorporated by reference to Exhibit 4.1 to the Corporation’s Current Report on Form 8-K filed with the Commission on January 14, 2009).

4.3	Form of Senior Indenture (incorporated by reference to Exhibit 4.3 to the Corporation’s Registration Statement on Form S-3 filed with the Commission on February 4, 2009).

4.4	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.4 to the Corporation’s Registration Statement on Form S-3 filed with the Commission on February 4, 2009).

4.5	Form of Senior Debt Security (included in Exhibit 4.3).

4.6	Form of Subordinated Debt Security (included in Exhibit 4.4).

4.7(1)	Form of Warrant Agreement, including form of Warrant.

5.1(2)	Opinions of Porter & Hedges, L.L.P. and Watkins Ludlam Winter & Stennis, P.A. with respect to legality of the securities, including consent.

10.1	Letter Agreement, dated January 9, 2009, between the Company and the United States Department of the Treasury, which includes the Securities Purchase Agreement – Standard Terms attached thereto, with respect to the issuance and sale of the Series A Preferred Stock and the Warrant (incorporated by reference to Exhibit 10.1 to the Corporation’s Current Report on Form 8-K filed with the Commission on January 14, 2009).

12.1	Statement showing computation of ratios of earnings to fixed charges (incorporated by reference to Exhibit 12.1 to the Corporation’s Registration Statement on Form S-3 filed with the Commission on February 4, 2009).

23.1(2)	Consent of T.E. Lott & Company.

23.2(2)	Consents of Porter & Hedges, L.L.P. and Watkins Ludlam Winter & Stennis, P.A. (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to the Corporation’s Registration Statement on Form S-3 filed with the Commission on February 4, 2009).

25.1	Statement of Eligibility on Form T-1 (incorporated by reference to Exhibit 25.1 to the Corporation’s Registration Statement on Form S-3 filed with the Commission on February 4, 2009).

(1)	The Corporation will file as an exhibit to a current report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, depositary shares, warrants, purchase contracts or units, (iii) any additional required opinion of counsel to the Corporation as to the legality of the securities offered hereby, (iv) any required opinion of counsel to the Corporation as to certain tax matters relative to securities offered hereby or (v) any Statement of Eligibility on Form T-1.
(2)	Filed herewith.

ITEM 17.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effect amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i), (1)(ii) and (i)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of this chapter that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Cadence Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Starkville, state of Mississippi, on the 13th day of February, 2009.

CADENCE FINANCIAL CORPORATION

By:	/s/ LEWIS F. MALLORY, JR.
Lewis F. Mallory, Jr. Chairman and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LEWIS F. MALLORY, JR. Lewis F. Mallory, Jr.	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	February 13, 2009

* Mark A. Abernathy	President and Chief Operating Officer	February 13, 2009

* Richard T. Haston	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 13, 2009

* J. Aubrey Adair	Chief Accounting Officer (Principal Accounting Officer)	February 13, 2009

* Robert L. Calvert, III	Director	February 13, 2009

* James C. Galloway, Jr.	Director	February 13, 2009

* Harry Stokes Smith	Director	February 13, 2009

* J. Nutie Dowdle	Director	February 13, 2009

* James D. Graham	Director	February 13, 2009

Signature	Title	Date

* Sammy J. Smith	Director	February 13, 2009

* Dan R. Lee	Director	February 13, 2009

* David C. Byars	Director	February 13, 2009

* Clifton S. Hunt	Director	February 13, 2009

* Robert A. Cunningham	Director	February 13, 2009

* Allen B. Puckett III	Director	February 13, 2009

EXHIBIT INDEX

1.1(1)	Form of Underwriting Agreement.

3.1	Restated Articles of Incorporation of Cadence Financial Corporation (incorporated by reference to Exhibit 3.1 to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Commission on March 13, 2008).

3.2	Restated Bylaws of Cadence Financial Corporation (incorporated by reference to Exhibit 3.2 to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Commission on March 14, 2007).

3.3	Articles of Amendment to Articles of Incorporation of Cadence Financial Corporation (incorporated by reference to Annex B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on November 18, 2008).

3.4	Certificate of Designations for Fixed Rate Cumulative Perpetual Preferred Stock, Series A (incorporated by reference to Exhibit 3.3 to the Corporation’s Current Report on Form 8-K filed with the Commission on January 14, 2009).

4.1	Indenture Agreement of NBC Capital Corporation dated as of December 30, 2003, for $30,928,000 of Floating Rate Junior Subordinated Deferrable Interest Debentures, due 2033, with U. S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4 of to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Commission on March 11, 2004).

4.2	Form of Warrant for Purchase of Shares of Common Stock (incorporated by reference to Exhibit 4.1 to the Corporation’s Current Report on Form 8-K filed with the Commission on January 14, 2009).

4.3	Form of Senior Indenture (incorporated by reference to Exhibit 4.3 to the Corporation’s Registration Statement on Form S-3 filed with the Commission on February 4, 2009).

4.4	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.4 to the Corporation’s Registration Statement on Form S-3 filed with the Commission on February 4, 2009).

4.5	Form of Senior Debt Security (included in Exhibit 4.3).

4.6	Form of Subordinated Debt Security (included in Exhibit 4.4).

4.7(1)	Form of Warrant Agreement, including form of Warrant.

5.1(2)	Opinions of Porter & Hedges, L.L.P. and Watkins Ludlam Winter & Stennis, P.A. with respect to legality of the securities, including consent.

10.1	Letter Agreement, dated January 9, 2009, between the Company and the United States Department of the Treasury, which includes the Securities Purchase Agreement—Standard Terms attached thereto, with respect to the issuance and sale of the Series A Preferred Stock and the Warrant (incorporated by reference to Exhibit 10.1 to the Corporation’s Current Report on Form 8-K filed with the Commission on January 14, 2009).

12.1	Statement showing computation of ratios of earnings to fixed charges (incorporated by reference to Exhibit 12.1 to the Corporation’s Registration Statement on Form S-3 filed with the Commission on February 4, 2009).

23.1(2)	Consent of T.E. Lott & Company.

23.2(2)	Consents of Porter & Hedges, L.L.P. and Watkins Ludlam Winter & Stennis, P.A. (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to the Corporation’s Registration Statement on Form S-3 filed with the Commission on February 4, 2009).

25.1	Statement of Eligibility on Form T-1 (incorporated by reference to Exhibit 25.1 to the Corporation’s Registration Statement on Form S-3 filed with the Commission on February 4, 2009).

(1)	The Corporation will file as an exhibit to a current report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, depositary shares, warrants, purchase contracts or units, (iii) any additional required opinion of counsel to the Corporation as to the legality of the securities offered hereby, (iv) any required opinion of counsel to the Corporation as to certain tax matters relative to securities offered hereby or (v) any Statement of Eligibility on Form T-1.
(2)	Filed herewith.